UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2017

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2017, The Coca-Cola Company (the “Company”) announced a number of senior leadership appointments to drive its ongoing transformation into a growth-oriented, consumer-centered, total beverage company (the “Company’s Transformation”), which will be effective on May 1, 2017, when President and Chief Operating Officer James Quincey becomes Chief Executive Officer.

Effective May 1, 2017, Kathy N. Waller, currently Executive Vice President and Chief Financial Officer, will assume expanded responsibility for the Company’s strategic governance areas as Executive Vice President, Chief Financial Officer and President Enabling Services. In this role, Ms. Waller will lead the Company’s Global Finance organization, the Global Technical team, a newly created Integrated Services team and a new Business Transformation team. On March 22, 2017, the Company provided Ms. Waller with a letter to confirm her new position and set forth the primary compensation elements that will be effective commencing May 1, 2017. Pursuant to the letter, Ms. Waller’s initial base salary for the new position will be effective as of May 1, 2017, she will continue to be eligible to participate in the Company’s Performance Incentive Plan and Long-Term Incentive program and she will continue to be subject to the Company’s share ownership guidelines. Details regarding base salary determinations, the Performance Incentive Plan and the Long-Term Incentive program are included in the Compensation Discussion and Analysis section of the Company’s definitive proxy statement for the 2017 Annual Meeting of Shareowners filed with the Securities and Exchange Commission on March 9, 2017. The foregoing description is qualified in its entirety by the letter for Ms. Waller, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On March 23, 2017, the Company announced that Marcos de Quinto, Executive Vice President and Chief Marketing Officer, will be retiring from the Company. On April 30, 2017, Mr. de Quinto will step down from his position as Executive Vice President and Chief Marketing Officer, and he will continue with the Company as senior creative advisor and will assist in the transition of the marketing function until his retirement on August 31, 2018. On March 20, 2017, the Company and Mr. de Quinto entered into a separation agreement detailing the terms of his retirement. The agreement provides that Mr. de Quinto’s base salary will remain unchanged through his retirement date, his target annual incentive will be 75% effective May 1, 2017, the Company will pay standard repatriation allowances for Mr. de Quinto to repatriate to Spain upon retirement, he will continue to receive standard assignment-related allowances and a reduced additional annual payment of $165,000, effective May 1, 2017, through his retirement date, the Company will make the annual payment for Mr. de Quinto’s security in Spain in February 2018, and Mr. de Quinto’s will receive specified retirement and other benefits under the standard terms and conditions of the plans in which he participates. With respect to annual incentives, if Mr. de Quinto remains employed through December 31, 2017, he will receive an award for 2017, and if Mr. de Quinto remains employed through August 31, 2018, he will receive an award for 2018, prorated for eight months, in each case, under the standard terms of the Performance Incentive Plan. With respect to long-term incentives, Mr. de Quinto will not receive any additional equity grants, all Mr. de Quinto’s outstanding performance share unit awards will be treated according to the existing terms of the equity plans and related agreements and all Mr. de Quinto’s outstanding stock options awards will be exercisable according to the existing terms of the equity plans and related agreements. In connection with the Separation Agreement, on March 20, 2017, Mr. de Quinto entered into a Full and Complete Release and Agreement on Competition, Trade Secrets and Confidentiality. The foregoing description is qualified in its entirety by the agreements with Mr. de Quinto, a copy of which are attached hereto as Exhibit 10.2 and incorporated herein by reference.

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Item 8.01. Other Events

As described above, on March 23, 2017, the Company announced a number of senior leadership appointments regarding the Company’s Transformation, which will be effective on May 1, 2017, when President and Chief Operating Officer James Quincey becomes Chief Executive Officer. The Company’s March 23, 2017 press release with respect to the senior leadership appointments is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1	Letter, dated March 22, 2017, from the Company to Kathy N. Waller.

10.2	Separation Agreement and Full and Complete Release and Agreement on Competition, Trade Secrets and Confidentiality between The Coca-Cola Company and Marcos de Quinto, dated March 20, 2017.

99.1	Press Release of The Coca-Cola Company, dated March 23, 2017, regarding senior leadership appointments.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY
(REGISTRANT)

Date: March 24, 2017	By:	/s/ Bernhard Goepelt
Bernhard Goepelt
Senior Vice President, General Counsel and
Chief Legal Counsel

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